EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 22, 2005 relating to the Consolidated Statements of Financial Position of Enbridge Energy Company, Inc. which appears in the Current Report of Form 8-K of Enbridge Energy Partners, L.P. dated May 6, 2005.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

January 16, 2006